Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Nxt-ID, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Nxt-ID, Inc. of our report dated November 6, 2017 relating to the financial statements of Fit Pay, Inc. for the year ended December 31, 2016, which appears in Nxt-ID, Inc. current report filed on Form 8-K on November 6, 2017. We also consent to the reference to our Firm included under the caption “Experts” in the Prospectus, which is part of said Registration Statement.

/s/ Benjamin & Young, LLP

July 23, 2018
Anaheim, California